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                                                                    EXHIBIT 3.1A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             D.E. FREY GROUP, INC.


     D.E. Frey Group, Inc. (hereinafter referred to as the "Corporation") filed its original Certificate of Incorporation with the Delaware Secretary of State on August 15, 1989. Pursuant to the provisions of the Delaware General Corporation Law, the Corporation hereby certifies to the Secretary of State of Delaware that:

     FIRST:    The Corporation desires to amend and restate its Certificate of
Incorporation as currently in effect as hereinafter provided.

     SECOND:   The provisions set forth in this Restated and Amended Certificate of Incorporation supersede the original Certificate of Incorporation and all amendments thereto. The Amended and Restated Certificate of Incorporation correctly sets forth the provisions of this Certificate of Incorporation, as amended, of the Corporation.

     THIRD:    The Certificate of Incorporation of the Corporation is hereby amended and restated by striking in its entirety all provisions, inclusive, and by substituting in lieu thereof the following:

                                   ARTICLE I
                                     Name
                                     ----

     The name of the Corporation is D.E. Frey Group, Inc.

                                   ARTICLE II
                                    Purpose
                                    -------

     The purpose for which the Corporation is organized is the transaction of all lawful acts or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE III
                          Registered Office and Agent
                          ---------------------------

     The street address of the Corporation's registered office in Delaware is:

                    1209 Orange Street
                    Wilmington, DE 19801
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     The name of the Corporation's registered agent at the address of the aforesaid registered office is:

                             CT Corporation System

                                   ARTICLE IV
                                     Shares
                                     ------

     The total number of shares of all classes which the Corporation has authority to issue is 26,000,000, of which 25,000,000 shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and 1,000,000 shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock").

     The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

                                PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in Articles of Amendment with a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, filed as required by law from time to time prior to the issuance of any shares of such series.

     The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, as required by law, by filing Articles of Amendment with a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for stockholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

          (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 1,000,000);

          (b) the rate of dividend on shares of such series, whether distributions shall be cumulative and, if so, from which date or dates;

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          (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (d) the obligation, if any, of the Corporation to redeem or repurchase shares of such series pursuant to a sinking fund;

          (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (h) whether the shares of such series are to be preferred over shares of Common Stock of the Corporation or of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

          (i) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series which may be authorized or permitted under the Delaware General Corporation Law.

     The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                                  COMMON STOCK

     Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

          (a) distributions may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of distributions;

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          (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

          (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                   ARTICLE V
                                   Directors
                                   ---------

     The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three nor more than nine directors, the exact number to be fixed from time to time by resolution adopted by the affirmative vote of a two-thirds majority of the entire Board of Directors. Whenever used in this Certificate of Incorporation, the phrase "entire Board of Directors" shall mean that number of directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of directors then constituting the entire Board of Directors shall be relevant for any purpose under this Certificate of Incorporation. The Directors shall be classified, with respect to the term for which they severally hold office, into three classes, each class to be as nearly equal in number as possible, the first class to hold office initially for a term expiring at the annual meeting of the stockholders to be held in 2000, the second class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, and the third class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2002, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Any vacancy occurring in the Board of Directors and any newly created directorship resulting from any increase in the number of directors shall be filled solely by the affirmative vote of a two-thirds majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any director may be removed from office with cause only by the affirmative vote of the holders of a majority of the then issued and outstanding voting stock of the Corporation and may be removed from office without cause only by the affirmative vote of the holders of 70% of the then issued and outstanding voting stock of the Corporation.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or of any other class or series of shares issued by the Corporation shall have the right, voting separately by class or series, to elect directors under specified circumstances, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable

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thereto, and such directors so elected shall not be classified pursuant to this
Article V unless expressly provided by such terms.

     This Article V may be altered, amended or repealed, and any provision inconsistent herewith may be adopted, only by the affirmative vote of the holders of 70% of then issued and outstanding voting stock of the Corporation, in addition to any other vote required by the Delaware General Corporation Law or this Certificate of Incorporation.

                                  ARTICLE VI
                                    Bylaws
                                    ------

     The Bylaws may be altered, amended or repealed, or new bylaws may be adopted by the Board of Directors. The Bylaws may be altered, amended, repealed or replaced by new bylaws by the stockholders only upon the affirmative vote of the holders of at least 70% of the then issued and outstanding voting stock of the Corporation.

                                  ARTICLE VII
                               Special Meetings
                               ----------------

     Special meetings of the stockholders of the Corporation, for any purpose or purposes, may only be called at any time by a majority of the entire Board of Directors or by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation.

                                 ARTICLE VIII
                Elimination of Right to Act by Written Consent
                ----------------------------------------------

     No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE IX
                Elimination of Personal Liability of a Director
                -----------------------------------------------

     To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE X
                         Indemnification of Directors
                         ----------------------------

     The Corporation shall indemnify and advance expenses to a director of the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended.


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                                   ARTICLE XI
            Voting Requirements for Extraordinary Corporate Actions
            -------------------------------------------------------

     The affirmative vote of the holders of not less than 70% of the then issued and outstanding voting stock of the Corporation shall be required for approval or authorization of any (i) merger or consolidation of the Corporation with or into any other corporation; or (ii) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or entity; or (iii) the dissolution of the Corporation.

                                  ARTICLE XII
                  Compromise or Arrangement of the Corporation
                  --------------------------------------------

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be and also on this Corporation.

                                  ARTICLE XIII
                   Amendment of Certificate of Incorporation
                   -----------------------------------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     FOURTH:   The foregoing Amended and Restated Certificate of Incorporation was duly adopted pursuant to Section 245 of the Delaware General Corporation
Law.

          (a) By unanimous written consent, the Board of Directors adopted a resolution setting forth the foregoing Amended and Restated Certificate of Incorporation, declaring its advisability and directing that it be considered at the next Annual Meeting of the Stockholders.

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          (b) At the Annual Meeting of the Stockholders on November ___, 1999,
     the stockholders of the Corporation duly approved said Amended and Restated Certificate of Incorporation The number of votes cast for the amendments contained in this Amended and Restated Certificate of Incorporation by the holders of the Corporation's common stock, which was the only voting group entitled to vote thereon, was sufficient for approval.

     IN WITNESS WHEREOF, D.E. Frey Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed in its name and on its behalf by its President and attested to by its Secretary on this ___ day of November, 1999.


ATTEST:                                          D.E. FREY GROUP, INC.



___________________________                      ______________________________
______________, Secretary                        Dale E. Frey, President

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